Exhibit (j) under form N-1A
                                             Exhibit 23 under Item 601/Reg. S-K









              Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information included in Pre-Effective Amendment Number 2 to the Registration Statement (Form N-2, 333-128884), and to the inclusion of our report dated May 10, 2006 on the financial statements of Federated Corporate Bond Strategy Portfolio as of March 15, 2006.


                                                ERNST & YOUNG LLP


Boston, Massachusetts
June 2, 2006